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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:

INVESTORS:                          MEDIA:

Glenn Sblendorio                          Chris Smith
Chief Financial Officer                   Public Relations & Corporate Communications
T: 212-824-3100                           T: 212-824-3203
F: 212-824-3240                           F: 212-824-3240
E-mail: glenn.sblendorio@eyetech.com      E-mail : chris.smith@eyetech.com
www.eyetech.com

              EYETECH REPORTS FIRST QUARTER 2005 FINANCIAL RESULTS

   - GROSS PRODUCT REVENUE FOR MACUGEN(R) (PEGAPTANIB SODIUM INJECTION) AS OF MARCH 31, 2005, 10 WEEKS SINCE LAUNCH, WAS $25.4 MILLION -

NEW YORK, NY - APRIL 20, 2005 - EYETECH PHARMACEUTICALS, INC. (NASDAQ: EYET), a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat diseases of the eye, today reported its consolidated financial results for the three months ended March 31, 2005. Total revenues were $34.6 million for the first quarter of 2005. GAAP loss was $0.36 per share and non-GAAP loss was $0.30 per share.

"In just ten weeks, we believe that Macugen has changed the treatment paradigm for neovascular age-related macular degeneration ("neovascular AMD") and is helping thousands of patients threatened by the vision loss caused by this devastating disease," said David R. Guyer, M.D. Chief Executive Officer of Eyetech. "Retinal specialists have been waiting eagerly for Macugen, and demand remains strong as 99 of our top 100 accounts reordered Macugen during the first quarter." "The successful U.S. launch of Macugen shows that physicians welcome this novel treatment for neovascular AMD," said Pat Kelly, President, Pfizer U.S. Pharmaceuticals. "Through our Macugen partnership with Eyetech, we are fulfilling a shared vision to develop and make widely available to patients this innovative therapy."

FIRST QUARTER 2005 FINANCIAL HIGHLIGHTS

                                                      Three Months Ended March 31,
                                                      ----------------------------
                                                         2005              2004
                                                        --------        --------
REVENUE:
Gross product revenue                                   $ 25,408        $     --
Less: Distribution service fees,
allowance and returns                                     (1,741)             --
                                                        --------        --------
Net product revenue                                       23,667              --
License fees                                               3,087           1,250
Reimbursement of development costs                         7,248
                                                                          10,463
Other revenue                                                549              --
                                                        --------        --------
TOTAL REVENUE                                           $ 34,551        $ 11,713
                                                        ========        ========

- For the first quarter of 2005, Gross product revenue from Macugen was $25.4 million, while Net product revenue was $23.7 million. Gross product revenue represents shipments to our wholesale distribution network while Net product revenue represents Gross product revenue less distribution service fees, allowances and returns. At March 31, 2005, we estimate that Eyetech's wholesale distribution network had less than two weeks of Macugen supply on hand based on current product demand.

      Collaboration revenues were $10.3 million for the first quarter of 2005 compared to $11.7 million for the same period in 2004. Collaboration revenue in the first quarter of 2005 is comprised of $7.2 million in reimbursement of development costs from Pfizer Inc and $3.1 million from the amortization of deferred license fees compared to $10.5 million and $1.3 million, respectively, for the same period in 2004.

                                                    Three Months Ended March 31,
                                                    ----------------------------
                                                     2005              2004
                                                    ------         -------------
COST OF GOODS SOLD
Product cost                                        $1,132         $          --
Royalties                                            3,384                    --
Other fees                                             221                    --
                                                                              --
                                                    ------         -------------
TOTAL COST OF GOODS SOLD                            $4,737         $          --
                                                    ======         =============


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
- Cost of goods sold for the first quarter of 2005 includes costs associated with the manufacture of Macugen sold, royalty expense and other fees. Product manufacturing costs represented 4.8% of Net product revenue in 2005 and primarily resulted from manufacture of finished commercial product. Prior to the approval of Macugen by the FDA in December 2004, we expensed all costs associated with the manufacture of the active pharmaceutical ingredient ("API") and certain raw materials used in the production of Macugen. Consequently, product cost for the quarter did not include costs associated with the manufacture of the API. Royalty expenses under our agreements with Gilead Sciences, Isis Pharmaceuticals and Nektar Therapeutics, are based on Macugen sales and represented 14.3% of the Net product revenue in the first quarter of 2005.

- Research and development expenses were $21.3 million for the first quarter of 2005 compared to $21.9 million for the same period in 2004. The change in research and development expenses was primarily attributable to a $3.7 million reduction in manufacturing related costs, which prior to the approval of Macugen had been included in Research and development expenses, offset by an increase of $3.0 million in expenditures related to our clinical trials for the use of Macugen in the treatment of neovascular AMD, diabetic macular edema ("DME") and retinal vein occlusion ("RVO"). We anticipate that research and development expenses will increase as we begin to devote additional resources to research and development related projects.

- Sales and marketing expenses increased to $10.4 million for the first quarter of 2005 from $3.8 million for the same quarter in 2004. The increase in sales and marketing expenses of $6.6 million was primarily related to an increase of $3.8 million in expenses relating to our sales field force and an increase of $2.7 million in promotional and marketing expenses, which was primarily comprised of amounts payable to Pfizer for our share of collaboration expenses.

- General and administrative expenses increased to $5.6 million for the first quarter of 2005 from $1.6 million for the same quarter in 2004. The increase of $4.0 million resulted primarily from a one-time charge of approximately $2.6 million related to an officer's resignation and employment agreement termination in March 2005. The one-time charge is primarily non-cash compensation expense in connection with the acceleration of certain employee stock options granted to the officer.

- Collaboration profit sharing of $9.5 million consists of Pfizer's share of net product sales of Macugen less cost of goods sold within the United States.

- Net loss attributable to common stockholders decreased to $15.4 million for the first quarter of 2005 from $15.8 million for the same period in 2004. Basic and diluted net loss per common share for the quarters ended March 31, was $0.36 in 2005, compared to $0.57 in 2004. Excluding the $2.6 million in one-time severance costs, non-GAAP loss per share was $0.30. Pro forma basic and diluted loss per common share for the quarter ended March 31, 2004 was $0.44.

- At March 31, 2005, Eyetech had $265.7 million in cash, cash equivalents and marketable securities. Accounts receivable and inventory totaled $25.5 million and $6.5 million, respectively, at March 31, 2005.

FIRST QUARTER 2005 OPERATIONS HIGHLIGHTS

      - On January 20, 2005, we launched Macugen.and it became available through three distributors: McKesson Specialty, Priority Healthcare and Besse Medical.

      - In January 2005, Pfizer paid Eyetech a $90 million license fee after the approval in December 2004 by the FDA of Macugen for the treatment of neovascular AMD.

      - In February 2005, Pfizer purchased 344,000 shares of our common stock at a purchase price of approximately $43.60 per share for total proceeds of $15 million in connection with the approval by the FDA of Macugen for the treatment of neovascular AMD.

      - In February 2005, Eyetech announced that the Centers for Medicare & Medicaid Services posted, effective January 1, 2005, that the Medicare part B allowable for Macugen is 106% of average sales price.

      - During the first quarter, Eyetech verified the receipt of paid claims with the Medicare carriers responsible for beneficiaries in all 50 states. Medicare eligibility for Macugen is without restrictions based on lesion location, subtype, size or a patient's visual acuity.

      - In March 2005, Eyetech and Pfizer enrolled the first patient in a Phase 4 combination trial with Macugen and Visudyne(R) versus Macugen alone, to determine if patients with the predominantly classic form of neovascular AMD benefit from combination therapy.

OUTLOOK

For the year ending December 31, 2005, we are raising our forward-looking guidance for Net product revenue from the sale of Macugen to a range of $135-$150 million. We also reaffirm that we do not expect to be profitable in 2005 but that we expect a trend toward profitability in the latter half of 2005, excluding the impact of potential early adoption of new accounting standards regarding equity compensation.

CONFERENCE CALL AND WEBCAST INFORMATION

Eyetech will hold a conference call and webcast to discuss the results for the quarter and provide an update on the company's progress towards stated performance goals on Thursday, April 21, 2005, at 8:30 a.m., E.S.T. Live audio of the conference call will be available to investors, members of the news media and the general public by dialing 888-

275-0218 (in the United States) or 706-679-7756 (internationally). A playback of the call will be available through May 5, 2005 by dialing 800-642-1687, passcode 5170755 (in the United States), or 706-645-9291, passcode 5170755
(internationally). To access the call by live webcast, please log on to the Investor Relations section of Eyetech's website at www.eyetech.com. An archived version of the webcast will be available at the same location through May 5, 2005.

In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this release, related complementary information will be made available on the Investor Relations page of Eyetech's website at www.eyetech.com as soon as practical after the conclusion of the conference call.

ABOUT EYETECH

Eyetech Pharmaceuticals, Inc. is a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat diseases of the eye. Eyetech's initial focus is on diseases affecting the back of the eye. Eyetech is commercializing and further developing Macugen(R) (pegaptanib sodium injection) with Pfizer Inc for the treatment of neovascular AMD. Macugen is also being studied for other indications, including DME and RVO.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future clinical trials, future financial position, future sales, future revenues, future profitability, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to continued acceptance of Macguen by the medical community, by patients receiving therapy and by third party payors; supplying sufficient quantities of Macugen to meet anticipated market demand; our dependence on third parties to manufacture Macugen; the impact of competitive products and potentially competitive product candidates; our dependence on our strategic collaboration with Pfizer; obtaining, maintaining and protecting the intellectual property incorporated into our product candidates; new information arising out of clinical trial results; successful recruitment of patients for the clinical development of Macugen in other indications; successful outcomes in the further clinical development of Macugen; regulatory approval of Macugen for other indications; and the success of Macugen's recent launch generally. These and other risks are described in greater detail in the "Risk Factors" section of our most recent annual report on Form 10-K filed with the United States Securities and Exchange Commission. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

EYETECH PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(All amounts in thousands)
(Unaudited)

                                                           QUARTER ENDED
                                                              MARCH 31,
                                                      -------------------------
                                                        2005             2004
                                                      --------         --------
Net product revenue                                   $ 23,667         $     --
Collaboration revenue                                   10,884           11,713
                                                      --------         --------
Total revenue                                           34,551           11,713
Costs and expenses:
    Cost of goods sold                                   4,737              --
    Research and development                            21,337           21,931
    Sales and marketing                                 10,420            3,799
    Collaboration profit sharing                         9,465               --
    General and administrative                           5,613            1,643
                                                      --------         --------
       Total costs and expenses                         51,572           27,373
Operating loss                                         (17,021)         (15,660)
    Interest income, net                                 1,632              648
                                                      --------         --------
    Loss before income taxes                           (15,389)         (15,012)
    Provision for income taxes                              --               --
                                                      --------         --------
Net loss                                               (15,389)         (15,012)
    Preferred stock accretion                                              (816)
                                                      --------         --------
Net loss attributable to common
 stockholders                                         $(15,389)        $(15,828)
                                                      ========         ========
Basic and diluted net loss per
 common share                                         $  (0.36)        $  (0.57)
                                                      ========         ========
Weighted average common
 shares outstanding                                     42,200           27,530
                                                      ========         ========
Pro forma basic and diluted
 net loss per common share                                             $  (0.44)
                                                                       ========
Pro forma weighted average
 common shares outstanding                                               35,832
                                                                       ========

Each outstanding share of preferred stock of the company automatically converted into one share of common stock upon completion of the company's initial public offering in February 2004. Accordingly, pro forma basic and diluted net loss per common share has been calculated assuming the preferred stock was converted as of the original date of issuance of the preferred stock. Pro forma common shares outstanding for the quarter ended March 31, 2005 of 35,782 is based on the conversion of 8,252 shares of our convertible preferred stock on a weighted average basis as of March 31, 2004. All shares were converted at March 31, 2005 and have been included in the weighted average common shares outstanding.

EYETECH PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(All amounts in thousands)
(Unaudited)

                                                 MARCH 31, 2005       DECEMBER 31, 2004
                                                 --------------------------------------
Cash and cash equivalents                            $ 70,017             $ 40,780
Marketable securities                                 195,662              170,715
Other current assets                                   46,433               99,834
Net fixed assets and other assets                      37,979               28,130
                                                     --------             --------
     Total assets                                    $350,091             $339,459
                                                     ========             ========

Current liabilities                                  $ 50,226             $ 41,294
Long-term liabilities                                   7,640                7,321
Deferred revenue, less current portion                156,759              159,706
Stockholders' equity                                  135,466              131,138
                                                     --------             --------
     Total liabilities and stockholders' equity      $350,091             $339,459
                                                     ========             ========

EYETECH PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(All amounts in thousands)
(Unaudited)

                                                  QUARTER ENDED MARCH 31,
                                          ----------------------------------------
                                                            2005
                                          ----------------------------------------
                                           GAAP (1)   DIFFERENCE      NON-GAAP (3)
                                          --------    ----------      ------------
Net product revenue                       $ 23,667           $-        $ 23,667
Collaboration revenue                       10,884           --          10,884
                                          --------     --------        --------
Total revenue                               34,551           --          34,551
Costs and expenses:
   Cost of goods sold                        4,737           --           4,737
   Research and development                 21,337           --          21,337
   Sales and marketing                      10,420           --          10,420
   Collaboration profit sharing              9,465           --           9,465
   General and administrative                5,613        2,551 (2)       3,062
                                          --------     --------        --------
       Total costs and expenses             51,572        2,551          49,021
Operating loss                             (17,021)      (2,551)        (14,470)
   Interest income, net                      1,632           --           1,632
                                          --------     --------        --------
   Loss before income taxes                (15,389)      (2,551)        (12,838)
   Provision for income taxes                   --           --              --
                                          --------     --------        --------
Net loss                                   (15,389)      (2,551)        (12,838)
   Preferred stock accretion
                                          --------     --------        --------
Net loss attributable to common
 stockholders                             $(15,389)    $ (2,551)       $(12,838)
                                          ========     ========        ========
Basic and diluted net loss per
 common share                             $  (0.36)    $  (0.06)       $  (0.30)
                                          ========     ========        ========
Weighted average common
 shares outstanding                         42,200       42,200          42,200
                                          ========     ========        ========

(1) Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

(2) Represents a one-time charge of related to an officer's resignation and employment agreement termination.

(3) Non-GAAP amounts excludes a one-time charge related to an officer's resignation and employment agreement termination.


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